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                                                                    Exhibit 11.0

                    PAMRAPO BANCORP, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                -----------------------------------------------

                                                                 Three Months Ended    Nine Months Ended
                                                                 September 30, 1999    September 30, 1999
                                                                 ------------------    ------------------
Net income                                                            $ 1,236,673           $ 3,544,030
                                                                      ===========           ===========

Weighted average shares outstanding - basic and diluted                 2,742,924             2,785,049
                                                                      ===========           ===========

Basic and diluted earnings per share                                  $      0.45           $     1.27
                                                                      ===========           ===========